                                                                    EXHIBIT 99.1

        CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant  to Section  906 of the  Sarbanes-Oxley  Act of 2002,  the  undersigned certifies  that this periodic  report fully  complies with the  requirements  of
Section  13(a)  or  15(d)  of the  Securities  Exchange  Act of  1934  and  that information  contained in this periodic report fairly presents,  in all material respects,  the  financial  condition  and  results of  operations  of Yaak River
Resources, Inc.

A signed  original of this  written  statement  required by Section 906 has been provided  to Yaak  River  Resources,  Inc.  and will be  retained  by Yaak River
Resources,  Inc. and furnished to the Securities and Exchange  Commission or its staff upon request.

Dated: May 20, 2003                             /s/ Blaize N. Kaduru
                                                Blaize N. Kaduru, President
                                                Secretary, Treasurer,
                                                Principal Executive Officer,
                                                Principal Financial Officer and
                                                Principal Accounting Officer